UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345‑2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2014, the Board of Directors of the Registrant approved the addition of a “clawback” policy to the following Employers Mutual Casualty Company executive compensation bonus programs: 1) Senior Executive Compensation Bonus Program, 2) Employers Mutual Casualty Company Senior Executive Long Term Incentive Plan, 3) Executive Contingent Salary Plan - EMC Reinsurance Company, and 4) EMC Reinsurance Company Executive Long Term Incentive Plan. The “clawback” policy may require the repayment of previously awarded incentive-based compensation in the event Employers Mutual Casualty Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.2.3	Senior Executive Compensation Bonus Program
10.2.4	Executive Contingent Salary Plan - EMC Reinsurance Company
10.2.5	Employers Mutual Casualty Company Senior Executive Long Term Incentive Plan
10.2.6	EMC Reinsurance Company Executive Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on December 29, 2014.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.2.3	Senior Executive Compensation Bonus Program
10.2.4	Executive Contingent Salary Plan - EMC Reinsurance Company
10.2.5	Employers Mutual Casualty Company Senior Executive Long Term Incentive Plan
10.2.6	EMC Reinsurance Company Executive Long Term Incentive Plan